AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 2002
                                                     REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                           COHESION TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                 94-3274368
      (STATE OF INCORPORATION)             (I.R.S. EMPLOYER IDENTIFICATION NO.)

                        --------------------------------

                                2500 FABER PLACE
                           PALO ALTO, CALIFORNIA 94303
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                        --------------------------------

                           COHESION TECHNOLOGIES, INC.
                         RESTATED 1998 STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)
                        --------------------------------


        WILLIAM G. MAVITY                                    COPY TO:
     CHIEF EXECUTIVE OFFICER                           MICHAEL W. HALL, ESQ.
          AND PRESIDENT                                  LATHAM & WATKINS
   COHESION TECHNOLOGIES, INC.                        135 COMMONWEALTH DRIVE
        2500 FABER PLACE                           MENLO PARK, CALIFORNIA 94025
   PALO ALTO, CALIFORNIA 94303                            (650) 328-4600
         (650) 320-5500

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE FOR AGENT FOR SERVICE)

                        --------------------------------

----------------------------------------------------------------------------------------------------
                                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
                                                               PROPOSED      MAXIMUM
                                                               MAXIMUM      AMOUNT OF
                                                AMOUNT         OFFERING     AGGREGATE     AMOUNT OF
                                                TO BE           PRICE        OFFERING    REGISTRATION
    TITLE OF SECURITIES TO BE REGISTERED     REGISTERED(1)   PER SHARE(2)    PRICE(2)       FEE(2)
----------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value (the
"Common Stock") reserved for grant of
options under the Plan (as defined below)..    400,000        $3.06         $1,222,000     $112.42
----------------------------------------------------------------------------------------------------


(1) This registration statement shall also cover any additional shares of common stock which become issuable under the Cohesion Technologies, Inc. Restated 1998 Stock Option Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Cohesion Technologies, Inc. (the "Company").

(2) Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation with respect to these unissued options is based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on March 28, 2002.

Proposed sale to take place as soon after the effective date of this Registration Statement as options granted under the Plan are exercised.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    By a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 30, 1998 (Registration No. 333-69917), the Company registered 2,045,660 shares of Common Stock issuable upon exercise of outstanding options under the Plan and 561,340 shares of Common Stock reserved for grant of additional options from time to time under the Plan. The Plan has been amended and the number of shares of Common Stock reserved for the grant of options thereunder has been increased by 400,000 shares. By this Registration Statement, the Company is registering the additional 400,000 shares of Common Stock reserved for grant of additional options from time to time under the Plan.

    Pursuant to General Instruction E of Form S-8, the contents of such prior Registration Statement is incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER
--------

4.1      Cohesion Technologies, Inc. Restated 1998 Stock Option Plan
         (incorporated by reference to exhibit 10.11 from the registrant's transition report on Form 10-K for the six-month transition period ended December 31, 2001).

5.1      Opinion of Latham & Watkins.*

23.1     Consent of Latham & Watkins (included in Exhibit 5.1).

23.2     Consent of Ernst & Young LLP, Independent Auditors.*

24.1 Power of Attorney (included on the signature page to this registration statement).


----------
*  Filed herewith.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Cohesion Technologies, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 3rd day of April, 2002.

                              COHESION TECHNOLOGIES, INC.

                              By: /s/  William G. Mavity
                                 -----------------------------------------------
                                 William G. Mavity
                                 Chief Executive Officer, President and Director


                                POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint William G. Mavity and Sharon Kokubun and each of them, with full power of substitution and resubstitutions and full power to act without the other, his or her true and lawful attorneys-in-fact and agents to act for him or her in his or her name, place or stead, in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments) and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2002.


SIGNATURE                              TITLE
---------                              -----
/s/  William G. Mavity                 Chief Executive Officer, President and Director (Principal
-----------------------------          Executive Officer and Principal Financial Officer)
William G. Mavity

/s/  Sharon Kokubun                    Vice President, Finance and Controller (Principal
-----------------------------          Accounting Officer)
Sharon Kokubun

/s/  John R. Daniels, M.D.             Chairman of the Board of Directors
-----------------------------
John R. Daniels, M.D.

/s/  Craig T. Davenport                Director
-----------------------------
Craig T. Davenport

/s/  Mark A. Philip,  Ph.D.            Director
-----------------------------
Mark A. Philip, Ph.D.

/s/  Thomas M. Prescott                Director
-----------------------------
Thomas M. Prescott

/s/  Robert C. Robbins, M.D.           Director
-----------------------------
Robert C. Robbins, M.D.


                                INDEX TO EXHIBITS

EXHIBIT                                                                           PAGE
NUMBER                                                                           NUMBER
-------                                                                          ------

4.1      Cohesion Technologies, Inc. Restated 1998 Stock Option Plan
         (incorporated by reference to exhibit 10.11 from the registrant's transition report on Form 10-K for the six-month transition period ended December 31, 2001).

5.1      Opinion of Latham & Watkins.*

23.1     Consent of Latham & Watkins (included in Exhibit 5.1).

23.2     Consent of Ernst & Young LLP, Independent Auditors.*

24.1 Power of Attorney (included on the signature page to this registration statement).


----------
*  Filed herewith.